UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +852 2669-8078

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNET	Nasdaq Capital Market

Item 3.02. Unregistered Sales of Equity Securities.

As detailed in Item 1.01 of the Current Reports on Form 8-K and Form 8-K/A filed by ZW Data Action Technologies Inc. (the “Company”) with the SEC on January 7, 2025, May 14, 2025 and September 4, 2025, respectively, on October 1, 2025, in accordance with the securities purchase agreements entered into by the Company with the investors described therein, the Company issued a total of 608,800 restricted shares of common stock to the investors, including accredited and non-US persons and entities. The shares of common stock were sold for $2.10 per share with total gross proceeds from the transactions amounting to approximately $1,278,480.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2025		ZW Data Action Technologies Inc.

	By:	/s/ Handong Cheng
Name: Handong Cheng Title: Chief Executive Officer and Acting Chief Financial Officer